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                                                                     EXHIBIT 3.2


                               AMENDED & RESTATED

                                 B Y E - L A W S

                                       of

                          MARVELL TECHNOLOGY GROUP LTD.
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                                TABLE OF CONTENTS

Bye-Law

1        Interpretation

2        Board of Directors

3        Management of the Company

4        Power to appoint managing director or chief executive officer

5        Power to appoint manager

6        Power to authorize specific actions

7        Power to appoint attorney

8        Power to delegate to a committee

9        Power to appoint and dismiss employees

10       Power to borrow and charge property

11       Exercise of power to purchase shares of or discontinue the Company

12       Election of Directors

13       Defects in appointment of Directors

14       Alternate Directors

15       Removal of Directors

16       Vacancies of the Board

17       Notice of meetings of the Board

18       Quorum at meetings of the Board

19       Meetings of the Board

20       Unanimous written resolutions

21       Contracts and disclosure of Directors' interests

22       Remuneration of Directors

23       Officers of the Company

24       Appointment of Officers

25       Remuneration of Officers

26       Duties of Officers

27       Chairman of meetings

28       Register of Directors and Officers

29       Obligations of Board to keep minutes

30       Indemnification of Directors and Officers of the Company

31       Waiver of claim by Member

32       Notice of annual general meeting

33       Notice of special general meeting

34       Advance Notice

35       Accidental omission of notice of general meeting

36       Meeting called on requisition of members

37       Short notice

38       Postponement of meetings

39       Quorum for general meeting

40       Adjournment of meetings

41       Attendance at meetings


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42       Written resolutions

43       Attendance of Directors

44       Voting at meetings

45       Voting on show of hands

46       Decision of chairman

47       Demand for a poll

48       Seniority of joint holders voting

49       Proxies and Corporate Representations

50       Rights of shares

51       Power to issue shares

52       Variation of rights, alteration of share capital and purchase of shares of the Company

53       Registered holder of shares

54       Death of a joint holder

55       Share certificates

56       Calls on shares

57       Forfeiture of Shares

58       Contents of Register of Members

59       Inspection of Register of Members

60       Determination of record dates

61       Instrument of transfer

62       Restriction on transfer

63       Transfers by joint holders

64       Representative of deceased Member

65       Registration on death or bankruptcy

66       Declaration of dividends by Board

67       Other distributions

68       Reserve fund

69       Payment of dividends and deduction of amounts due to the Company

70       Issue of bonus shares

71       Records of account

72       Financial year end

73       Financial statements

74       Appointment of Auditor

75       Remuneration of Auditor

76       Vacation of office of Auditor

77       Access to books of the Company

78       Report of the Auditor

79       Business Combinations

80       Service of notices and other documents

81       Service and delivery of notice

82       The seal

83       Manner in which seal is to be affixed

84       Winding-up/distribution by liquidator

85       Alteration of Bye-laws


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Schedules

Form A-Bye-law 58
Form B-Bye-law 65


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                                 INTERPRETATION


1.       Interpretation

         (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

                  (a) "Act" means the Companies Act 1981 as amended from time to time;

                  (b) "Alternate Director" means an alternate Director appointed in accordance with these Bye-laws;

                  (c)      "Auditor" includes any individual or partnership;

                  (d) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

                  (e) "Business Combination" means any scheme of arrangement, reconstruction, amalgamation takeover or similar business combination involving the Company or any subsidiaries and any other person;

                  (f)      "Cause" means:

                           (i) conviction on indictment of an indictable offence involving the management of the Company; or

                           (ii)     persistent breaches of the Act;


                  (g) "Clear Days" means, in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;

                  (h) "Company" means the company for which these Bye-laws are approved and confirmed;

                  (i) "Director" means a director of the Company and shall include an Alternate Director;


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                  (j)      "Member" means the person registered in the Register
                           of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

                  (k) "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

                  (l) "Officer" means any person appointed by the Board to hold an office in the Company;

                  (m) "Register" means the Register of Members of the Company and includes any branch register;

                  (n) "Registered Office" means the registered office for the time being of the Company;

                  (o) "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Bye-laws;

                  (p) "Register of Members" means the Register of Members referred to in these Bye-laws;

                  (q) "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

                  (r) "Special Resolution" means a resolution passed by both (i) a majority of not less than 66-2/3% of votes cast by such Members as, being entitled so to do, vote in person or by proxy or by duly authorized corporate representative and (ii) a majority of 66-2/3% in number of the Members present in person or by proxy or by duly authorized corporate representative at a general meeting of which not less than twenty-one (21) clear days' notice (save where a longer period is required by these Bye-Laws), specifying the intention to propose the resolution as a Special Resolution, has been duly given provided that when shares are held by members of another company, firm or partnership, association or other body corporate or unincorporate and such persons act in concert, or when shares are held by or for a group of Members who act in concert, such persons shall be deemed to be one Member.


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         (2)      In these Bye-laws, where not inconsistent with the context:

                  (a) words denoting the plural number include the singular number and vice versa;

                  (b) words denoting the masculine gender include the feminine gender;

                  (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

                  (d)      the word:

                           (i)      "may" shall be construed as permissive;

                           (ii)     "shall" shall be construed as imperative;
                                    and

                  (e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

         (3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

         (4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                               BOARD OF DIRECTORS

2.    Board of Directors

      The business of the Company shall be managed and conducted by the Board.


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3.    Management of the Company

      (1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such regulations as may be prescribed by the Company in general meeting.

      (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

      (3) The Board may provide that the Company pays all expenses incurred in promoting and incorporating the Company.

4.    Power to appoint managing director or chief executive officer

      The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.    Power to appoint manager

      The Board may appoint a person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.


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6.    Power to authorize specific actions

      The Board may from time to time and at any time authorize any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.    Power to appoint attorney

      The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorized under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

8.    Power to delegate to a committee

      The Board may delegate any of its powers to a committee appointed by the Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board may impose on them. The meeting and proceedings of any such committee shall be governed by the provisions of these Bye-Laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board.


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9.    Power to appoint and dismiss employees

      The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.   Power to borrow and charge property

      The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.   Exercise of power to purchase shares of or discontinue the Company

      (1) The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

      (2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to
Section 132G of the Act.

12.   Election of Directors

      (1) The Board shall consist of not less than two Directors or such number in excess thereof as the Board may from time to time determine.

      (2) The Board shall consist of three classes of Directors which shall be known as Class 1, Class 2 and Class 3. Class 1 shall retire at the first annual general meeting after the general meeting at which the Bye-laws are adopted; Class 2 shall retire at the second annual general meeting after the general meeting at which the Bye-laws are adopted and Class 3 shall retire at the third annual general meeting after the general meeting at which the Bye-laws are adopted. This sequence shall be repeated thereafter. Each director in a Class shall be eligible for re-election at the annual general meeting of the Company at which such Class retires to hold office for three years or until successors


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are elected or appointed.

        (3) Any additional Directors elected so as to increase the total number of Directors then in office shall be elected to such Class as will ensure that the number of Directors in each Class remains equal and if that is not possible to the Class which is retiring at the annual general meeting at which such Director is elected or, if any such Director is elected otherwise than at an annual general meeting to the Class which was elected at the most recent prior annual general meeting.

        (4) If at the meeting at which a Director retires by rotation, the Company does not fill the vacancy so created, the retiring Director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost.

        (5) No person other than a Director retiring by rotation shall be appointed or reappointed a Director at any general meeting unless:

                (a)     he is recommended by the Board; or

                (b) not less than 60 nor more than 90 clear days before the date appointed for the meeting, notice executed by a Member qualified to vote at the meeting has been given to the Company of the intention of that Member to propose that person for appointment or reappointment as a Director; or

                (c) the appointment or reappointment is approved by a Special Resolution of the Members

        (6) The appointment or re-appointment of any person proposed as a Director shall be effected by a separate resolution.


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      (7) The Board may appoint one or more persons willing to act to be a
Director, either to fill a vacancy or vacancies or, as an additional Director or Directors. A Director so appointed shall hold office only until the next following annual general meeting, and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting, and shall then be eligible for re-election.

      (8) The terms of this Bye-law are subject to the terms of Bye-law 50(2) and upon the terms of Bye-law 50(2) expiring as described therein then those directors appointed thereunder shall become Class 2 Directors.

13.   Defects in appointment of Directors

      All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.   Alternate Directors

      (1) Any general meeting of the Company may elect a person or persons to act as a Director in the alternative to any one or more of the Directors of the Company or may authorize the Board to appoint such Alternate Directors. Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself or herself by notice in writing deposited with the Secretary. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

      (2) An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such


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Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

      (3) An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

15.   Removal of Directors

      (1) The Members may, at any special general meeting convened and held in accordance with these Bye-laws only, remove a Director for Cause provided that:

            (a) the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal;

            (b)   the resolution is passed as a Special Resolution;

            (c) no more than one third of the Directors for the time being in office shall be removed at any general meeting.

      (2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy.

16.   Vacancies on the Board


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        (1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed.

        (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

        (3) The office of Director shall be vacated if the Director:

                (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

                (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

                (c)     is or becomes of unsound mind or dies; or

                (d) resigns his or her office by notice in writing to the Company.

17.     Notice of meetings of the Board

        (1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

        (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile or other


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mode of representing words in a legible and non-transitory form at such
Director's last known address or any other address given by such Director to the Company for this purpose.

18.   Quorum at meetings of the Board

      The quorum necessary for the transaction of business at a meeting of the Board may be fixed by the Directors and, unless so fixed, shall be a majority of the Directors.

19.   Meetings of the Board

      (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

      (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

      (3) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail. Notwithstanding the foregoing, a resolution to approve any of the following shall require the affirmative vote of at least four directors:

            (a) the issue of shares in the capital of the Company or any obligations, charges or debts convertible into shares or involving rights to vote under any circumstances;

            (b) the winding up, dissolution or termination of the corporate existence of the Company;

            (c) borrowing of any amount by the Company which exceeds in the aggregate $1,000,000 or the mortgage, pledge or grant of a security interest in any property of the Company which exceeds in the aggregate $1,000,000;


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            (d)   entering into or material modification by the Company of any contract or commitment which requires payment in excess of $1,000,000 in the aggregate; and

            (e) purchasing, acquiring, selling or disposing of any tangible or intangible asset for amounts in excess of $1,000,000.

20.   Unanimous written resolutions

      A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, "Director" shall not include an Alternate Director except that an Alternate Director may sign such a resolution on behalf of a principal Director.

21.   Contracts and disclosure of Directors' interests

      (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorize a Director or Director's firm, partner or such company to act as Auditor of the Company.

      (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

      (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.


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22.   Remuneration of Directors

      The remuneration, (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

                                    OFFICERS

23.   Officers of the Company

      The Officers of the Company shall consist of a President and a Vice President or a Chairman and a deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

24.   Appointment of Officers

      (1) The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting appoint a President and Vice President or a Chairman and Deputy Chairman who shall be Directors.

      (2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

25.   Remuneration of Officers

      The Officers shall receive such remuneration as the Board may from time to time determine.

26.   Duties of Officers


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      The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

27.   Chairman of meetings

      Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and if not the President shall act as chairman at all meetings of the Members and of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

28.   Register of Directors and Officers

      (1) The Board shall cause to be kept in one or more books at its registered office a Register of Directors and Officers and shall enter therein the following particulars with respect to each Director and the President, each Vice-President, the Chairman, and each Deputy Chairman, provided that each such person is a Director and the Secretary, that is to say:

            (a)   first name and surname; and

            (b)   address.

      (2) The Board shall, within the period of fourteen days from the occurrence of:

            (a) any change among its Directors, the President, any Vice-President, the Chairman, and any Deputy Chairman, provided that each such person is a Director, and in the Secretary; or

            (b) any change in the particulars contained in the Register of Directors and Officers,


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cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred.

      (3) The Register of Directors and Officers shall be open to inspection at the office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.

                                     MINUTES

29.   Obligations of Board to keep minutes

      The Board shall cause minutes to be duly entered in books provided for the purpose:

      (a)   of all elections and appointments of Officers;

      (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

      (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

                                    INDEMNITY

30.   Indemnification of Directors and Officers of the Company

      The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be


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indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

31.   Waiver of claim by Member

      Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer or to any matter arising under United States federal securities laws.


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                                    MEETINGS

32.   Notice of annual general meeting

      The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the President or the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. At least five days notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

33.   Notice of special general meeting

      The President or the Chairman or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five days' notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

34.   Advance notice

      Not less than sixty nor more than ninety days advance notice in writing shall at all times be required for the nomination, other than by or at the direction of the Board, of candidates for election as directors, as well as any other proposals, statements or resolutions to be put forward by Members for consideration at an annual general meeting or special general meeting. In the case of an annual general meeting such notice must be received by the Company not less than sixty nor more than ninety days prior to the anniversary of the prior year's annual general meeting. The notice must contain the name and business background of the person to be nominated as director and all material information on the proposal, statement or resolution to be put to the meeting and details of the Member submitting the proposal, statement or resolution as well as other information


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which may from time to time be specified by the Board. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given.

35.   Accidental omission of notice of general meeting

      The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

36.   Meeting called on request of Members

      Notwithstanding anything herein, the Board shall, on the request of Members holding at the date of the deposit of the request not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of section 74 of the Act shall apply.

37.   Short notice

      A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

38.   Postponement of meetings

      The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

39.   Quorum for general meeting

       At any general meeting of the Company two persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine.

40.   Adjournment of meetings

      (1) The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws. In addition the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

      (a) it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

      (b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

      (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

      (2) Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

41.   Attendance at meetings

      (1) A meeting of the Members or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. In addition, the Board may resolve to enable persons entitled to attend a general meeting of the Company or of any class of Members to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The Members present at any such satellite meeting place in person or by proxy and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the general meeting in question if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that Members attending at all the meeting places are able to:

            (a) communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities; and

            (b) have access to all documents which are required by the Act and these Bye-Laws to be made available at the meeting.

      The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

      If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place are or become inadequate for the purposes referred to above, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.

      (2) The Board and the chairman of any general meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and the chairman of any general meeting shall be entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

42.   Written resolutions

      (1) Subject to subparagraph (6) of this Bye-Law, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

      (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

      (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

      (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favor of a resolution shall be construed accordingly.

      (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of sections 81 and 82 of the Act.

      (6) This Bye-law shall not apply to:

            (a)   a resolution passed pursuant to section 89(5) of the Act; or

            (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under Bye-law 15.

43.   Attendance of Directors

      The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

44.   Voting at meetings

      (1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

      (2) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

45.   Voting on show of hands

      At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

46.   Decision of chairman

      (1) At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

      (2) At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

47.   Demand for a poll

      (1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:

            (a)   the chairman of such meeting; or

            (b) at least three Members present in person or represented by proxy; or

            (c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

            (d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

      (2) Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in sub-paragraph (4) of this Bye-Law or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

      (3) A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

      (4) Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

48.   Seniority of joint holders voting

      In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

49.   Proxies and Corporate Representatives

      (1) The instrument appointing a proxy shall be in writing under the hand of the appointer or the appointer's attorney authorized in writing or, if the appointer is a corporation, either under its seal or under the hand of an officer, attorney or other person authorized to sign the same.

      (2) Any Member may appoint a standing proxy or (if a corporation) a standing corporate representative by delivery to the Registered Office (or such other place as the Board may from time to time specify for such purposes) of evidence of such appointment. The appointment of such a standing proxy or representative shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office. Where an appointment of a standing proxy or corporate representative has been made, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Member is present or in respect of which the Member has specially appointed a proxy or corporate representative.

            The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such appointment of the standing proxy or corporate representative and the operation of any such appointment shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

      (3) The instrument appointing a proxy or corporate representative, together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written Resolution, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written Resolution, prior to the effective date of the written Resolution, and in default the instrument of proxy shall not be treated as valid. Delivery of the proxy or instrument appointing a corporate representative may be effected by facsimile communication to any facsimile number specified in the notice convening the general meeting.

      (4) A proxy may be appointed by an instrument in any common form or in such other form as the Board may approve, and the Board may, if it thinks fit, send out with the notice of any meeting or any written Resolution forms of instruments of proxy for use at that meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written Resolution or amendment of a Resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

      (5) A vote given by proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed; provided, however, that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written Resolution at which the instrument of proxy is used.

      (6) Subject to the Act, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorizations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Member at general meetings or to sign written resolutions.

                            SHARE CAPITAL AND SHARES

50. Subject to any resolution of the Members to the contrary, the share capital of the Company is divided into two classes of shares to be designated respectively Common Stock (the "Common") and Preferred Stock (the "Preferred"). The Preferred may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of the Preferred and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of the Preferred and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of the Preferred, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. The first series of the Preferred shall be designated Series A Preferred Stock ("Series A Preferred") and shall consist of up to 525,000 shares. The second series of the Preferred shall be designated Series B Preferred Stock ("Series B Preferred") and shall consist of up to 1,119,091 shares. The third series of the Preferred shall be designated Series C Preferred Stock (the "Series C Preferred") and shall consist of up to 2,184,280 shares. The fourth series of the Preferred shall be designated Series D Preferred Stock (the "Series D Preferred") and shall consist of up to 3,750,000 shares. The fifth series of the Preferred shall be designated Series E Preferred Stock (the "Series E Preferred") and shall consist of up to 421,629 shares.

      (1) The holders of the shares of Common Stock shall, subject to the provisions of these Bye-laws:

            (a) be entitled to one vote per share;

            (b) be entitled to such dividends as the Board may from time to time declare, but only if dividends at the annual rate set forth in (b) below shall have been paid or declared and set apart upon all shares of Preferred for such fiscal year, and no dividend shall be declared or paid with respect to the Common Stock unless at the same time an equivalent dividend (which shall be in addition to the dividend on the Preferred referred to immediately previously) is declared or paid with respect to the Preferred;

            (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company, subject to the rights of the Preferred shares; and

            (d) generally be entitled to enjoy all of the rights attaching to shares.

      (2) The holders of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be subject to the provisions of the following Bye-laws so long as such shares are outstanding. The provisions of this Bye-Law 50(2) shall expire and be of no further force or effect upon the automatic conversion of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred Shares:

            (a) Voting Rights; Directors.

                      1. Except as otherwise required by law, the holder of each share of Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of stock of the Company having general voting power and not separately as a class. Fractional votes by the holders of Preferred shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of the Preferred held by each holder could be converted) be rounded to the nearest whole number. Holders of Common Stock and the Preferred shall be entitled to notice of any Members' meeting in accordance with the Bye-laws of the Company.

                      2. The holders of a majority of the outstanding shares of Series B Preferred, voting as a class, shall be entitled to elect one
        (1) member of the Board of Directors (the "Series B Director").

                      3. The holders of a majority of the outstanding shares of Series C Preferred, voting as a class, shall be entitled to one (1) member of the Board of Directors (the "Series C Director").

                      4. In the case of a vacancy in the office of the Series B Director, a majority of the holders of the Series B Preferred shall elect a successor to serve for the unexpired term of the Series B Director whose office is vacant.

                      5. The Series B Director may only be removed by the vote or written consent of the majority of the holders of the Series B Preferred.

                      6. In the case of a vacancy in the office of the Series C Director, a majority of the holders of the Series C Preferred shall elect a successor to serve for the unexpired term of the Series C Director whose office is vacant.

                      7. The Series C Director may only be removed by the vote or written consent of the majority of the holders of the Series C Preferred.

            (b) Dividends. The holders of outstanding Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be entitled to receive in any fiscal year, when, if and as declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at an annual rate of $0.047, $0.077 per share, $0.245 per share, $0.303 per share and $0.70 per share (as appropriately adjusted for any combinations, consolidations, subdivisions, or stock dividends with respect to such shares of Preferred), respectively. Such dividends shall be payable, when, as and if declared by the Board of Directors. The right to such dividends shall not be cumulative, and no right shall accrue to holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred by reason of the fact that dividends on such shares were not declared in any prior year, nor shall any undeclared or unpaid dividends bear or accrue interest. Any declared but unpaid dividends on Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall be paid upon the conversion of such shares into Common Stock either (at the option of the Company) by payment of cash or by the issuance of additional shares of Common Stock based upon the fair market value of the Common Stock at the time of conversion, as determined by the Board of Directors.

            (c) Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, distributions to the Members of the Company shall be made in the following manner:

                  1. The holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be entitled, on a pari passu basis, to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership of such stock, the amount of $0.667, $1.10, $3.50, $4.33 and $10.00 per share, respectively, for each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred then held by them, (as appropriately adjusted for any combinations, consolidations, subdivisions, or stock dividends with respect to such shares of Preferred) and, in addition, an amount equal to all declared but unpaid dividends on the Series A Preferred (the "Series A Preferred Per Share Liquidation Preference"), all declared but unpaid dividends on the Series B Preferred (the "Series B Preferred Per Share Liquidation Preference"), all declared but unpaid dividends on the Series C Preferred (the "Series C Preferred Per Share Liquidation Preference"), all declared but unpaid dividends on the Series D Preferred (the "Series D Preferred Per Share Liquidation Preference") and all declared but unpaid dividends on the Series E Preferred (the "Series E Preferred Per Share Liquidation Preference"). If the assets and funds thus distributed among the holders of Series A Preferred, Series B

      Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be insufficient to permit the payment to such holders of the full aforesaid respective preferential amounts for such series of Preferred, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred on a pari passu basis, in proportion to the full respective preferential amount each such holder is otherwise entitled to receive with respect to such series of Preferred.

                  2. If the assets and funds of the Company available for distribution to Members exceed the aggregate amount of the Series A Preferred Per Share Liquidation Preference, the Series B Preferred Per Share Liquidation Preference, the Series C Preferred Per Share Liquidation Preference, the Series D Preferred Per Share Liquidation Preference and the Series E Preferred Per Share Liquidation Preference payable with respect to all shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, respectively, then, after payment required by paragraph (1) above shall have been made or irrevocably set aside, the remaining assets of the Company available for distribution to Members shall be distributed among the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Common Stock pro rata based on the number of shares of Common Stock then outstanding and the number of shares of Common Stock into which the outstanding shares of Preferred are then convertible; provided, however, that such pro rata participation by the Series A Preferred shall cease upon the receipt by the holders of the Series A Preferred (pursuant to this Section (c)(2)) of an amount equal to $1.667 per share of the Series A Preferred (as appropriately adjusted for any combinations, consolidations, subdivisions, or stock dividends with respect to such shares of Preferred), and further provided, that such pro rata participation by the Series B Preferred shall cease upon the receipt by the holders of the Series B Preferred (pursuant to this subsection
      (c)(2)) of an amount equal to $2.750 per share of the Series B Preferred (as appropriately adjusted for any combinations, consolidations, subdivisions, or stock dividends with respect to such shares of Preferred), and further provided, that such pro rata participation by the Series C Preferred shall cease upon the receipt by the holders of the Series C Preferred (pursuant to this subsection
      (c)(2)) of an amount equal to $8.75 per share of the Series C Preferred (as appropriately adjusted for any combinations, consolidations, subdivisions, or stock dividends with respect to such shares of Preferred), and further provided, that such pro rata participation by the Series D Preferred shall cease upon receipt by the holders of the Series D Preferred (pursuant to this subsection (c)(2)) of an amount equal to $10.833 per share of the Series D Preferred (as appropriately adjusted for any combinations, consolidations, subdivisions, or stock dividends with respect to such shares of Preferred), and further provided, that such pro rata participation by the Series E Preferred shall cease upon receipt by the holders of the Series E Preferred (pursuant to this subsection (c)(2)) of an amount equal to $25.00 per share of the Series E Preferred (as appropriately adjusted for any combinations, consolidations, subdivisions, or stock dividends with respect to such shares of Preferred), and thereafter the holders of Common Stock shall be entitled to receive all remaining assets of the Company available for distribution to Members pro rata based on the number of shares of Common Stock then outstanding.

                  3. For purposes of this Section (c), an amalgamation, merger or consolidation of the Company with or into any other company or companies, or the amalgamation, merger or consolidation of any other company or companies into the Company, which results in the Members of the Company prior to the transaction owing less than 50% of the voting power of the surviving entity or a sale of all or substantially all the assets of the Company unless the stockholders prior to the sale own at least 50% of the surviving entity receive distributions in cash or securities of another company or companies as a result of such amalgamation, consolidation or merger, or a sale of all or substantially all of the assets of the Company shall be treated as a liquidation, dissolution or winding up of the Company.

                  4. If any of the assets of the Company are to be distributed other than in cash under this Section (c) or for any purpose, then the Board of Directors of the Company shall in good faith determine the value of such assets to be distributed to the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Common Stock.

            (d) Conversion. Notwithstanding the terms of this Bye-law, no account shall be taken of any shares of Common Stock issued or issuable as a result of the issue of stock dividends in June 1998, which issue would otherwise lead to an adjustment to the Conversion Price calculated pursuant to this Bye-law 50(2)(d). The holders of the Preferred have conversion rights as follows (the "Conversion Rights"):

                  1. Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Conversion Value per share of the Series A Preferred by the Conversion Price for the Series A Preferred (determined as hereinafter provided) in effect at the time of the conversion. Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series B Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Conversion Value per share of the Series B Preferred by the Conversion Price for the Series B Preferred (determined as hereinafter provided) in effect at the time of the conversion. Each share of Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series C Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Conversion Value per share of the Series C Preferred by the Conversion Price for the Series C Preferred (determined as hereinafter provided) in effect at the time of the conversion. Each share of Series D Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series D Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series D Conversion Value per share of the Series D Preferred by the Conversion Price for the Series D Preferred (determined as hereinafter provided) in effect at the time of the conversion. Each share of Series E Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series E Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series E Conversion Value per share of the Series E Preferred by the Conversion Price for the Series E Preferred (determined as hereinafter provided) in effect at the time of the conversion. The initial Conversion Price per share of Series A Preferred shall be $0.667. The Series A Conversion Value per share of Series A Preferred shall be $0.667. The initial Conversion Price per share of Series B Preferred shall be $1.10. The Series B Conversion Value per share of Series B Preferred shall be $1.10. The initial Conversion Price per share of Series C Preferred shall be $3.50. The Series C Conversion Value per share of Series C Preferred shall be $3.50. The initial Conversion Price per share of Series D Preferred shall be $4.333. The Series D Conversion Value per share of Series D Preferred shall be $4.333. The Series E Conversion Value per share of Series E Preferred shall be $10.00. The initial Conversion Price per share of Series E Preferred shall be $10.00. The initial Conversion Price of each of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be subject to adjustment as hereinafter provided.

                  2. Automatic Conversion. Each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price (i) upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company to the public at a price per share (prior to deduction of underwriter commissions and offering expenses) of not less than $13.00 per share (appropriately adjusted for any recapitalizations, combinations, stock dividends, subdivisions or split-ups) and an aggregate offering price to the public of not less than $10,000,000 (prior to deduction of underwriter commissions and offering expenses), (ii) in respect of the Series A Preferred, upon the Company's receipt of the written consent of the holders of greater than one-half (1/2) of the then outstanding shares of Series A Preferred to the conversion of all then outstanding Series A Preferred under this Section (d), (iii) in respect of the Series B Preferred, upon the Company's receipt of the written consent of the holders of greater than one-half (1/2) of the then outstanding shares of Series B Preferred to the conversion of all then outstanding Series B Preferred under this Section (d), (iv) in respect of the Series C Preferred, upon the Company's receipt of the written consent of the holders of greater than one-half (1/2) of the then outstanding shares of Series C Preferred to the conversion of all then outstanding Series C Preferred under this Section (d), (v) in respect of the Series D Preferred, upon the Company's receipt of the written consent of the holders of greater than one-half (1/2) of the then outstanding shares of Series D Preferred to the conversion of all then outstanding Series D Preferred under this Section (d) or (vi) in respect of the Series E Preferred, upon the Company's receipt of the written consent of the holders of greater than one-half (1/2) of the then outstanding shares of Series E Preferred to the conversion of all then outstanding Series E Preferred under this Section (d). In the event of the automatic conversion of the Preferred upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred shall not be deemed to have converted such shares of Preferred until immediately prior to the closing of such sale of securities.

                  3. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price for such series of Preferred. Before any holder of Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to subsection (d)(2), the outstanding shares of Preferred that is the subject of such automatic conversion shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred are either delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after delivery of such certificate, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a cheque payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred to be converted, or in the case of automatic conversion on the date of closing of the offering or the effective date of such written consent, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  4. Adjustments to Conversion Price.

                      (a) Adjustments for Stock Dividends, Subdivisions, Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, or otherwise), into a greater number of shares of Common Stock, or the Company shall declare or pay any dividend on the Common Stock payable in Common Stock, and the proportionate sub-division (by stock split or otherwise) or dividend is not made to the holders of the Preferred, then in each such event provision shall be made so that the holders of the Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their shares of Preferred been converted into Common Stock on the date of such event and had they thereafter during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the applicable Conversion Price for the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased on the same basis as set forth above.

                      (b) Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Company other than shares of Common Stock, and other than as otherwise adjusted for in this subsection
      (d)(4), then and in each such event provision shall be made so that the holders of Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their shares of Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this subsection (d)(4) with respect to the rights of the holders of such series of Preferred.

                      (c) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of shares of Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the applicable Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would be subject to receipt by the holders upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series

      E Preferred, respectively, immediately prior to such reclassification or capital reorganization.

                      (d) Preferred Conversion Price Adjustments. The Conversion Price for the Series A Preferred, Conversion Price for the Series B Preferred, the Conversion Price for the Series C Preferred, the Conversion Price for the Series D Preferred and the Conversion Price for the Series E Preferred shall be subject to adjustment from time to time as follows:

                            (i) Special Definitions. For purposes of this subsection 4(d), the following definitions shall apply:

                                (1) "Options" shall mean rights, options or
      warrants to subscribe for, purchase or otherwise acquire either Common or Convertible Securities.

                                (2) "Series A Original Issue Date" shall mean
      the date on which the first share of Series A Preferred was first issued.

                                (3) "Series B Original Issue Date" shall mean
      the date on which the first share of Series B Preferred was first issued.

                                (4) "Series C Original Issue Date" shall mean
      the date on which the first share of Series C Preferred was first issued.

                                (5) "Series D Original Issue Date" shall mean
      the date on which the first share of Series D Preferred was first issued.

                                (6) "Series E Original Issue Date" shall mean
      the date on which the first share of Series E Preferred was first issued.

                                (7) "Convertible Securities" shall mean any
      evidences of indebtedness, shares or other securities convertible into or exchangeable for Common.

                                (8) "Additional Shares of Common" shall mean all
      shares of Common issued (or, pursuant to subsection 4(d)(iii) below, deemed to be issued) by the Company after the Series E Original Issue Date, other than shares of Common issued or issuable:

                                      (a) upon conversion of shares of the
      Preferred.

                                      (b) up to 32,400,000 shares issued or
      issuable to officers, directors, employees and consultants of the Company pursuant to incentive plans or arrangements, including the Company's 1995 Stock Option Plan and 1997 Director's Stock Option Plan (as amended from time to time), or other stock arrangements which have been approved by the Board;

                                      (c) up to 150,000 shares issued or
      issuable to commercial banking or equipment leases financing entities in connection with such commercial transactions as the Board shall approve, or issued or issuable to corporations or other entities in connection with such strategic or commercial transactions as the Board shall approve, provided that the Board shall also approve the grant of shares or other securities exercisable for such shares in connection therewith;

                                      (d) pursuant to any event for which
      adjustment has already been made pursuant to this subsection (d)(4); or

                                      (e) as a dividend or distribution on the

      Preferred.

                                (ii) No Adjustment of Conversion Price. No
      adjustment in the Series A Conversion Price, Series B Conversion Price , Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Company is less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, in effect on the date of and immediately prior to such issue.

                                (iii) Deemed Issue of Additional Shares of
      Common. Except as provided in Section 4(b) above, in the event the Company at any time or from time to time after the Series A Original Issue Date with respect to the Series A Preferred, after the Series B Original Issue Date with respect to the Series B Preferred, after the Series C Original Issue Date with respect to the Series C Preferred, after the Series D Original Issue Date with respect to the Series D Preferred and after the Series E Original Issue Date with respect to the Series E Preferred, shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common are deemed to be issued:

                                      (1) no further adjustment in the Series A
      Conversion Price, or Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, shall be made upon the subsequent issue of Convertible Securities or shares of Common upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                      (2) if such Options or Convertible
      Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of shares of Common issuable upon the exercise, conversion or exchange thereof, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, computed upon the initial conversion prices thereof set forth in subsection (d)(1) above (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                                      (3) upon the expiration of any such
      Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, computed upon the initial conversion prices set forth in subsection (d)(1) above, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                          (a) in the case of Convertible
      Securities
      or Options for Common, the only Additional Shares of Common issued were shares of Common, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged plus the consideration actually received by the Company upon such conversion or exchange, if any, and

                                          (b) in the case of Options for
      Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Company for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

                                          (4) no readjustment pursuant to clause
      (2) or (3) above shall have the effect of: (v) increasing the Series A Conversion Price to an amount which exceeds the initial Series A Conversion Price set forth in subsection (d)(1) above, (w) increasing the Series B Conversion Price to an amount which exceeds the initial Series B Conversion Price set forth in subsection (d)(1) above, (x) increasing the Series C Conversion Price to an amount which exceeds the initial Series C Conversion Price set forth in subsection (d)(1) above, (y) increasing the Series D Conversion Price to an amount which exceeds the initial Series D Conversion Price set forth in subsection (d)(1) above or (z) increasing the Series E Conversion Price to an amount which exceeds the initial

      Series E Conversion Price set forth in subsection (d)(1) above.

                                (iv) Adjustment of Conversion Price Upon
      Issuance of Additional Shares of Common. In the event this Company shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to subsection 4(d)(iii) but excluding stock dividends, subdivisions or split-ups that are the subject of adjustment pursuant to Section 4(a)) without consideration or for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and/or Series E Conversion Price applicable on and immediately prior to such issue, then and in such event, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and/or Series E Conversion Price as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and/or Series E Conversion Price, as applicable, in effect on the date of and immediately prior to such issue by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon conversion of any class or series of Preferred Stock (or shares issued upon conversion thereof) outstanding immediately prior to such issue, plus 10,600,000 shares (as appropriately adjusted for any combinations, consolidations, subdivisions, or stock dividends with respect to such shares of Common) of Common, plus the number of shares of Common which the aggregate consideration received by the Company for the total number of Additional Shares of Common so issued would purchase at the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, and/or Series E Conversion Price, as applicable, in effect on the date of and immediately prior to such issue; and the denominator of which shall be the number of shares of Common Stock issuable upon conversion of any class or series of Preferred Stock (or shares issued upon conversion thereof) outstanding immediately prior to such issue, plus 10,600,000 shares (as appropriately adjusted for any combinations, consolidations, subdivisions, or stock dividends with respect to such shares of Common) of Common, plus the number of such Additional Shares of Common so issued.

                                (v) Determination of Consideration. For purposes
      of this Section 4(d), the consideration received by the Company for the issue of any Additional Shares of Common shall be computed as follows:

                                      (1) Cash and Property. Such consideration
      shall:

                                          (a) insofar as it consists of cash, be
      computed at the aggregate amount of cash received by the Company;

                                          (b) insofar as it consists of property
      other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                                          (c) in the event Additional Shares of
      Common are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and
      (B) above, as determined in good faith by the Board.

                                      (2) Options and Convertible Securities.
      The consideration per share received by the Company for Additional Shares of Common deemed to have been issued pursuant to subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

                                          (a) the total amount, if any, received
      or
      receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities by:

                                          (b) the maximum number of shares of
      Common (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                      5. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the then applicable Conversion Price for the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and/or Series E Preferred pursuant to subsection (d)(4), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price in effect at the time for such series, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such shares of Preferred.

                      6. Notices of Record Date. In the event that the Company shall propose at any time:

                            (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                            (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or any other similar rights;

                            (c) to effect any reclassification or
      recapitalization of its Common Stock outstanding which results in a change in the Common Stock; or

                            (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

                            then, in connection with each such event, the Company shall send to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred:

                                (i) at least 20 days' prior written notice of
      the date on which a record shall be taken for such dividend, distribution or subscription offer (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote on the matters referred to in (c) and (d) above; and

                                (ii) in the case of the matters referred to in
      (c) and (d) above, at least 20 days' prior written notice of the date when the same shall take place and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier.

      Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred at the address for each such holder as shown on the books of the Company.

                      7. Certain Covenants.

                            (a) In addition to any other rights provided by law, so long as any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be outstanding, the Company shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred (voting together as a single class):

                            (i) authorize or issue (a) any additional shares of Series A Preferred, (b) any additional shares of Series B Preferred, (c) any additional shares of Series C Preferred, (d) any additional shares of Series D Preferred or (e) any additional shares of Series E Preferred;

                            (ii) declare or pay any dividend on shares of Common Stock, other than such dividends as are payable solely in shares of Common Stock, or repurchase or redeem any shares of Common Stock or Preferred other than such repurchases or redemptions of shares made from employees, officers, directors or consultants upon their termination at their original issue price;

                            (iii) authorize or issue any series or class of shares having rights or preferences superior to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred as to dividend rights or liquidation preferences, or having redemption rights, ratchet or narrower-based weighted average anti-dilution protection than that afforded the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred or a liquidation preference per share that exceeds two times the aggregate amount invested per share with respect to such series or class of shares, or that is afforded separate voting rights with respect to subject matters in addition to those set forth in this subsection 8 (or afforded by operation of law) for which Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred has such voting rights or other extraordinary voting rights not afforded the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred herein or by operation of law;

                            (iv) merge or consolidate with or into, or permit subsidiary to merge with into, any other corporation, corporations or other entity or entities unless Members of the Company immediately prior to such merger or consolidation continue to hold not less than fifty percent of the outstanding voting power of the surviving corporation or entity, or sell or otherwise dispose of all or substantially all of its assets; or

                            (v) adversely alter or change any of the powers, preferences, privileges or rights of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred.

51.   Power to issue shares

      (1) Subject to these Bye-laws and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by resolution of the Members prescribe.

      (2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

      (3) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-Law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

      (4) The Company may from time to time do any one or more of the following things:

            (a) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

            (b) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

            (c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

            (d) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

52. Variation of rights, alteration of share capital and purchase of shares of the Company

      (1) Subject to the provisions of Sections 42 and 43 of the Act any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

      (2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47 (7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

      (3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

      (4) The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

53.   Registered holder of shares

      (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

      (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

54.   Death of a joint holder

      Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

55.   Share certificates

      (1) Shares shall be issued in registered form. Unless otherwise provided by the rights attaching to or by the terms of issue of any particular Shares, each Member shall, upon becoming the holder of any Share, be entitled to a Share certificate for all the Shares of each class held by such Member (and, on transferring a part of such Member's holding, to a certificate for the balance), but the Board may decide not to issue certificates for any

Shares held by, or by the nominee of, any securities exchange or depository or any operator of any clearance or settlement system except at the request of any such person. In the case of a Share held jointly by several persons, delivery of a certificate in their joint names to one of several joint holders shall be sufficient delivery to all.

        (2) If a Share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

      (3) The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

      (4) Nothing in these Bye-Laws shall preclude title to a Share being evidenced or transferred otherwise than in writing to the extent permitted by the Act and as may be determined by the Board from time to time.

56.   Calls on shares

      (1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

      (2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

57.   Forfeiture of shares

      (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto.

      (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

      (3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

      (4) The Board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

                               REGISTER OF MEMBERS

58.   Contents of Register of Members

      The Board shall cause to be kept in one or more books a Register of Members and shall enter therein required by the Act.

59.   Inspection of Register of Members

      The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

60.   Determination of record dates

      Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

      (a)   determining the Members entitled to receive any dividend; and

      (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

                               TRANSFER OF SHARES

61.   Instrument of Transfer

      (1) An instrument of transfer shall be in such common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

      (2) The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

62.   Restriction on Transfer

      (1) Subject to the Act and to such of the restrictions contained in these Bye-Laws as may be applicable and to any agreement relating to the transfer of Shares to which any Member is a party or by which any Member may be bound, any Member may transfer all or any of such Member's Shares by an instrument of transfer in the usual common form or in any other form that the Board may approve.

      (2) The instrument of transfer of a Share shall be signed by or on behalf of the transferor, and where any Share is not fully paid the transferee, and the transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any Share that is not a fully paid Share or that is in violation of these Bye-Laws or of any agreement of which the Company has notice. The Board may also decline to register any transfer unless:

            (a) the instrument of transfer is duly stamped, if required, and lodged with the Company at the registered office or any other place as the Board may from time to time specify, accompanied by the certificate (if any) for the Shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

            (b) the instrument of transfer is in respect of only one class of Share;

            (c) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained; and

            (d) where applicable, the Board is satisfied that the transfer complies with the Securities Laws.

      (3) If the Board declines to register a transfer it shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

      (4) No fee shall be charged by the Company for registering any transfer, or otherwise making an entry in the Register concerning any other document relating to or affecting the title to any Share.

      (5) Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 62(1), 62(2) and 62(3).

63.   Transfers by joint holders

      The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

64.   Representative of deceased Member

      In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorized to deal with the shares of a deceased Member.

65.   Registration on death or bankruptcy

      Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favor of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

66.   Declaration of dividends by the Board

      The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

67.   Other distributions

      The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid dividend shall bear interest as against the Company.

68.   Reserve fund

      The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalizing dividends or for any other special purpose.

69.     Payment of Dividends and deduction of Amounts due to the Company

      (1) Any dividend or other monies payable in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members) or person entitled thereto, or by direct bank transfer to such bank account as such Member or person entitled thereto may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

        (2) Any dividend or other monies payable in respect of a share which has remained unclaimed for 12 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect thereof.

      (3) The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member's new address. The entitlement conferred on the Company by this Bye-law 69(3) in respect of any Member shall cease if the Member claims a dividend or cashes a dividend warrant or cheque.

      (4) The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

                                 CAPITALIZATION

70.   Issue of bonus shares

      (1) The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

      (2) The Company may capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS

71.   Records of account

      The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

      (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

      (b)   all sales and purchases of goods by the Company; and

      (c)   the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

72.   Financial year end

      The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

73.   Financial statements

      Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

                                      AUDIT

74.   Appointment of Auditor

      Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

75.   Remuneration of Auditor

      The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

76.   Vacation of office of Auditor

      If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

77.   Access to books of the Company

      The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

78.   Report of the Auditor

      (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

      (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

      (3) The generally accepted auditing standards referred to in subparagraph
(2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

79.   Business Combinations

      Any Business Combination shall require the approval of the Board and a Special Resolution of the Members.

                                     NOTICES

80.   Service of Notices and Other Documents

      (1) Any notice or other document (including a Share certificate) may be served on or delivered to any Member by the Company either personally or by sending it through the post in a prepaid letter addressed to such Member at the address appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a Share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered five Clear Days after it was put in the post, and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

      (2) Any notice of a general meeting of the Company shall be deemed to be duly given to a Member, or other person entitled to it, if it is sent by air courier, facsimile, telex, telecopier, electronic mail or other mode of representing or reproducing words in a legible and non-transitory form to the address as it appears in the Register or any other address given to the Company for this purpose. Any such notice shall be deemed to have been served 24 hours after its dispatch except in the case of air courier in which case such notice shall be deemed to have been served 48 hours after its dispatch.

      (3) Any notice or other document delivered, sent or given to a Member in any manner permitted by these Bye-Laws shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any Share registered in the name of such Member as sole or joint holder unless such Member's name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the Share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under such Member) in the Share.

Any notice or other document (including without limitation a proxy, appointment of corporate representative or nomination form for a director) may be delivered by any Member to the Company either personally, by air courier or by sending it through the post in a pre-paid letter addressed to the Company and the registered office of the Company. Where a notice convening a general meeting indicates that any document which is to be delivered by a Member to the Company in connection with such general meeting may be delivered by facsimile and indicates a facsimile number for delivery, then any Member may deliver such document or documents by facsimile transmission to the number identified in the notice of general meeting.

81.   Service and delivery of notice

      Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission save for notices sent by post which shall be deemed to have been served five (5) days after posting and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

                               SEAL OF THE COMPANY

82.   The seal

      (1) The Board shall provide for the safe custody of the Seal. The Seal shall only be used by the authority of the Board or of a committee authorized by the Board in that behalf. The Board may determine who (if anyone) shall sign any instrument to which the Seal is affixed and shall unless otherwise determined by resolution of the Board be signed by one Director.

      (2) The Board may by resolution determine either generally or in any particular case that any certificates or warrants for Shares or debentures or representing any other form of security to which the Seal is to be affixed may have signatures affixed to them by some mechanical means, or printed thereon or that such certificates need not bear any signature.

      (3) Where the Company engages in business outside Bermuda the Company may, if the Board so determines, have for use in any country, territory or place outside Bermuda a seal which shall be a duplicate of the Seal and which shall be affixed in the same manner as the Seal.

      (4) The Company may, if the Board so determines, have for use for sealing securities issued by the Company and for sealing documents creating or evidencing securities so issued an official seal which shall be a facsimile of the Seal with the addition on its face of the word "Securities".

83.   Manner in which seal is to be affixed

      The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or some other person appointed by the Board for the purpose, provided that any Director, or Officer, may affix the seal of the Company attested by such Director or Officer's signature only to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director or Officer.

                                   WINDING-UP

84.   Winding-up/distribution by liquidator

      If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             ALTERATION OF BYE-LAWS

85.   Alteration of Bye-laws

      No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a Special Resolution of the Members.

                                      *****

                         SCHEDULE - FORM A (Bye-law 58)

            NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the ...... day of
 ........, 20.. last, in respect of the [number] share(s) [numbers in figures]
standing in your name in the Register of Members of the Company, on the ......
day of ........., 20.. last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of .......... per annum computed from the said ....... day of
 ........., 20... last, on or before the ....... day of ........., 20... next at the place of business of the said Company the share(s) will be liable to be forfeited.

Dated this ....... day of .............., 20...

[Signature of Secretary]
By order of the Board

                         SCHEDULE - FORM B (Bye-law 65)

           TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY
                                   OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) numbered [number in figures] standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this ........ day of ..........., 20...

Signed by the above-named       )
[person or persons entitled]    )
in the presence of:             )

Signed by the above-named       )
[transferee]                    )
in the presence of:             )